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                                                                  Exhibit (4)(f)


                       OPTIONAL DEATH BENEFIT ENDORSEMENT

Notwithstanding any provision in the Contract or Certificate ("Contract") to the contrary, this Endorsement becomes a part of the Participant's or Owner's ("Owner") Contract to which it is attached. Should any provision in this Endorsement conflict with the Contract, the provisions of this Endorsement will prevail.

                             ENDORSEMENT SPECIFICS

PURCHASE PAYMENT LIMIT:                 The sum of Purchase Payments cannot
                                        exceed [$1,500,000] without Company
                                        approval.

OPTIONAL DEATH BENEFIT CHARGE:          [Annual fee of [0-1.50%] of the average
                                        daily ending value of the assets
                                        attributable to the Accumulation Units
                                        of the Variable Portfolio(s) or
                                        Subaccounts(s) to which Your Contract is allocated. We deduct this charge daily.
                                        This charge is in addition to other
                                        charges, fees and expenses described in
                                        Your Contract.]

ACCUMULATION PERCENTAGE:                [7%] if Your age on the Contract Date is
                                        [0 -- 69]; [6%] if Your age on the
                                        Contract Date is [70 -- 75].

                                        Spousal Beneficiary: The applicable
                                        percentage above is based on the
                                        attained age of the Spousal Beneficiary
                                        on the Continuation Date.

This Endorsement modifies the "AMOUNT OF DEATH BENEFIT" under the section titled "DEATH OF OWNER BEFORE THE ANNUITY DATE" in the Contract.

The following are added to the "DEFINITIONS" section of the Contract:

         ["CONTRACT QUARTER" - Each [three month period] starting from the Contract Date.]

         "CONTINUATION DATE" - The date on which We receive, at Our Annuity Service Center: (a) the Spousal Beneficiary's written request to continue the Contract; and (b) Due Proof of Death of the Owner. If We receive (a) and (b) on different dates, the Continuation Date will be the later date.

         "REQUIRED DOCUMENTATION" - (a) Due Proof of Death that the Owner or the Spousal Beneficiary died before the Annuity Date; and (b) an election form specifying the payment option(s); and (c) any other documentation We may require.

          "SPOUSAL BENEFICIARY" - The original deceased Owner's surviving spouse who is designated as the sole primary Beneficiary at the time of the Owner's death and who may continue the Contract as the Owner on the Continuation Date.

         "WITHDRAWAL(S)" - Amount(s) withdrawn from the Contract Value including any charges and fees applicable to each such Withdrawal.

         "YOU, YOUR" - The Owner. If the Contract is jointly owned, the older Owner. If the Contract is owned by a non-natural entity, the Annuitant, and if there are Joint Annuitants, the older Annuitant.


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Item 3 under the section titled "DEATH OF OWNER BEFORE THE ANNUITY DATE" in the
Contract is modified as follows:

     3. "If eligible, continue the Contract as a Spousal Beneficiary. On the Continuation Date, We will contribute to the Contract any amount by which the Death Benefit exceeds the Contract Value. This amount is not considered a Purchase Payment except in the calculation of certain death benefits upon the death of the Spousal Beneficiary."

AMOUNT OF DEATH BENEFIT

[If You were Age [75 or younger] on the Contract Date,] Upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the Death Benefit as the greatest of the three components listed below:

         1. The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

         2. The Highest [Contract Quarter] Value is determined as described below up to and including the earlier of:

                           (a) The date of death; or

                           (b) The end of the last [Contract Quarter] prior to
                               Your [85th] birthday.

              The initial Highest [Contract Quarter] Value is equal to the initial Purchase Payment. On each [Contract Quarter] thereafter, if the current Contract Value exceeds the previous Highest [Contract Quarter] Value, the Highest [Contract Quarter] Value is increased to the current Contract Value. [On or after Your [85th] birthday, Highest Values are determined on an annual basis. On each Contract anniversary on or after the [85th] birthday, if the current Contract Value exceeds the previous Highest Value, the Highest Value will be increased to the current Contract Value.] Highest [Contract Quarter] Value is increased by Subsequent Purchase Payment(s) received since that [Contract Quarter], but prior to Your [86th] birthday, and reduced for each Withdrawal since that [Contact Quarter] in the same proportion that the Contract Value is reduced by such Withdrawal; or

         3. Purchase Payments accumulated at the applicable Accumulation Percentage as shown under the Endorsement Specifics on page 1 of this Endorsement through the earliest of:

                           (a) [15 years] after the Contract Date; or

                           (b) The day before Your [80th] birthday; or

                           (c) The Owner's date of death.

              Purchase Payments received by Us on or after Your [80th] birthday and before Your [86th] birthday will not accrue at the applicable Accumulation Percentage but will be included in the Amount of Death Benefit as calculated in (3) above.

              Each Withdrawal reduces the amount of Death Benefit in the same proportion that the Contract Value is reduced by such Withdrawal.


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SPOUSAL BENEFICIARY CONTINUATION

If the Spousal Beneficiary continues the Contract on the Continuation Date and does not terminate this Endorsement, the Death Benefit payable upon the death of the Spousal Beneficiary will be as follows:

If the Spousal Beneficiary was age [84 or younger] on the Continuation Date, we will calculate the Death Benefit as the greatest of the three components listed below:

         1. The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

         2. The Highest [Contract Quarter] Value is determined as described below up to and including the earlier of:

                           (a) The date of death; or

                           (b) The end of the last [Contract Quarter] prior to
                               the Spousal Beneficiary's [85th] birthday.

              The initial Highest [Contract Quarter] Value is equal to the Contract Value on the Continuation Date. On each [Contract Quarter] after the Continuation Date, if the current Contract Value exceeds the previous Highest [Contract Quarter] Value, the Highest [Contract Quarter] Value is increased to the current Contract Value. [On or after the Spousal Beneficiary's [85th] birthday, Highest Values are determined on an annual basis. On each Contract anniversary on or after the [85th] birthday, if the current Contract Value exceeds the previous Highest [Contract Quarter] Value, the Highest [Contract Quarter] Value will be increased to the current [Contract Value].] Highest [Contract Quarter] Value is increased by Subsequent Purchase Payment(s) received since that [Contract Quarter], but prior to the Spousal Beneficiary's [86th] birthday, and reduced for each Withdrawal made since that [Contract Quarter] in the same proportion that the Contract Value is reduced by each such Withdrawal; or

         3. The Contract Value on the Continuation Date plus any Purchase Payments received after the Continuation Date but prior to the Spousal Beneficiary's [80th] birthday will be accumulated at the applicable Accumulation Percentage as shown under the Endorsement Specifics on page 1 of this Endorsement through the earliest of:

                           (a) [15 years] after the Contract Date; or

                           (b) The day before the Spousal Beneficiary's [80th]
                               birthday; or

                           (c) The Spousal Beneficiary's date of death.

              Following the Continuation Date, Purchase Payments received by Us on or after the Spousal Beneficiary's [80th] birthday but before the [86th] birthday will not accrue at the applicable Accumulation Percentage but will be included in the Amount of Death Benefit as calculated in (3) above.

              Each Withdrawal made after the Continuation Date reduces the amount of the Death Benefit in the same proportion that the Contract Value is reduced by such Withdrawal.


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If the Spousal Beneficiary was Age [85] or older on the Continuation Date, the
Death Benefit will be the Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center and the Optional Death Benefit Charge will no longer be deducted.

TERMINATION OF DEATH BENEFIT

         Termination by the Owner(s) -- Once elected, this Endorsement may not be terminated.

         Termination by the Spousal Beneficiary -- The Spousal Beneficiary who decides to continue the Contract may terminate this Death Benefit Endorsement on the Continuation Date. After the Continuation Date, the Spousal Beneficiary may not terminate this Endorsement.

         Upon termination of this Endorsement by the Spousal Beneficiary, the Optional Death Benefit Charge will no longer be deducted. The Death Benefit described under the "Spousal Beneficiary Continuation" section under the "Amount of Death Benefit" in the Contract to which this Endorsement is attached applies.

Signed for the Company to be effective on the Contract Date.


AIG SUNAMERICA LIFE ASSURANCE COMPANY


   /s/ MALLARY L. REZNIK                                /s/ JANA W. GREER
------------------------------                    ------------------------------
      MALLARY L. REZNIK                                    JANA W. GREER
    SENIOR VICE PRESIDENT                                    PRESIDENT